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                                                                  EXHIBIT 99.2


MANAGEMENT'S DISCUSSION AND ANALYSIS OF SUPPLEMENTAL FINANCIAL CONDITION AND RESULTS OF OPERATIONS

THE MATTERS DISCUSSED IN THIS REPORT CONTAIN FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. THE COMPANY'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE DISCUSSED HEREIN. FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, THOSE DISCUSSED IN "FACTORS AFFECTING THE COMPANY'S BUSINESS OPERATING RESULTS AND FINANCIAL CONDITION" AS WELL AS THOSE DISCUSSED IN THIS SECTION AND ELSEWHERE IN THIS REPORT.

OVERVIEW

The Company is an interactive technology company that operates a group of Web sites and develops software. go2net's properties include: MetaCrawler (http://www.metacrawler.com), a search/index guide that combines various existing search/index guides into one service (a "metasearch engine"); PlaySite (http://www.playsite.com), a Java-based multiplayer online games site; StockSite (http://www.stocksite.com), which offers proprietary articles, portfolio tracking tools, company research and news relating to business and finance; Silicon Investor, Inc. (URL: http://www.techstocks.com) the Web's leading financial discussion site; Hypermart (http://www.hypermart.net), the Web's leading provider of free business hosting services; WebMarket (http://www.webmarket.com), a one-stop comparison shopping service. The go2net's Labs division develops innovative technologies for us on the go2net sites and for licensing to other Internet companies. The Company focuses on utilizing innovative technologies to deliver its content and to enhance the attractiveness and utility of its product offerings. For the fiscal year ended September 30, 1997, approximately 31% of the Company's revenues were generated from non-cash barter transactions.

The Company has a limited operating history upon which an evaluation of the Company and its prospects can be based. The Company anticipates that advertising revenues from the Company's Internet sites will constitute substantially all of the Company's revenues during the foreseeable future. The Company believes that its success will depend upon its ability to generate revenues from advertising and subscription fees from its Internet sites, which cannot be assured. The Company's ability to generate revenues is subject to substantial uncertainty. The Company's prospects must be considered in light of the risks, expenses and difficulties frequently encountered by emerging growth companies in general, and specifically with respect to the new and rapidly evolving market for Internet-based products and services. To address these risks, the Company must, among other things, effectively establish, develop and maintain relationships with advertising customers, advertising agencies and other third parties, enter into distribution relationships and strategic alliances to drive traffic to its Websites, provide original and compelling products and services to Internet users, develop and upgrade its technology, respond to competitive developments, attract new qualified personnel and retain existing qualified personnel. There can be no assurance that the Company will succeed in addressing such risks and the failure to do so would have a material adverse effect on the Company's business, financial condition and operating results. Additionally, the Company's lack of an extensive operating history makes prediction of future operating results difficult. Accordingly, there can be no assurance that the Company will be able to generate significant revenues or that the Company will achieve, or maintain, profitability or generate revenues from operations in the future. Since inception, the Company has incurred significant losses and, as of September 30, 1997, had an accumulated deficit of $2,268,139. The Company currently intends to increase substantially its operating expenses in order to, among other things, expand and improve its Internet operations, fund increased advertising and marketing efforts, expand and improve its Internet user support capabilities and develop new Internet technologies, applications and other products and services.

The Company's quarterly operating results may fluctuate significantly as a result of a variety of factors, many of which are outside of the Company's control. Factors that may adversely affect the Company's quarterly operating results include the level of use of the Internet, demand for advertising, seasonal trends in both Internet use and advertising placements, the addition or loss of advertisers, advertising budgeting


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cycles of individual advertisers, the level of use of the Company's Internet sites, the amount and timing of capital expenditures and other costs relating to the development, operation and expansion of the Company's Internet operations, the introduction of new sites and services by the Company or its competitors, price competition or pricing changes in the industry, technical difficulties or system failures, general economic conditions and economic conditions specific to the Internet and Internet media. In seeking to effectively execute its operating strategy, the Company may elect from time to time to make certain advertising and marketing or acquisition decisions that could have a material adverse effect on the Company's business, financial condition and operating results. The Company believes that period to period comparisons of its operating results are not meaningful and should not be relied upon for an indication of future performance. Due to all of the foregoing factors, it is likely that in some future quarters, the Company's operating results may be below the expectations of public market analysts and stockholders. In such event, the price of the Company's Common Stock would likely be materially adversely affected.

On June 23, 1998, pursuant to an Agreement and Plan of Merger, dated as of April 22, 1998, by and among the Company, Silicon Acquisition Corp., Silicon Investor, Inc. ("SI") and certain shareholders of SI, the Company acquired all of the outstanding capital stock of Silicon Investor, Inc. ("SI"). Silicon Investor, Inc. (URL: http://www.techstocks.com) operates a site on the Web focused on personal finance SI's primary focus is its discussion community, which has over 5,000,000 messages currently in its database. SI was incorporated in April 1995 and has since attracted over 60,000 subscribers who have in certain cases paid a membership fee to participate in SI's financial discussions and other features.

The Company issued 1,238,043 shares of common stock and assumed all outstanding options in connections with the acquisition of Silicon Investor. This transaction was accounted for as a pooling of interests. The supplemental consolidated financial statements and the notes thereto have been prepared to reflect the restatement of all periods presented to include the accounts of Silicon Investor. The historical results of the pooled entities reflect each of their actual operating cost structures and, as a result, do not necessarily reflect the cost structure of the supplemental consolidated financial statements will become the historical financial statements of the Company after financial statements covering the date of consummation of the business combination are issued.

RESULTS OF OPERATIONS

REVENUES

For the year ended September 30, 1997, the Company generated revenues of $528,595, of which $365,205 represented cash revenues from advertising sales and $163,390 represented barter transaction revenues. For the year ended September 30, 1996, the Company generated revenues of $8,000. The Company did not generate any revenues for the period from inception to September 30, 1995. The increase in revenues is due to the sale of advertising space on the company's WebSites and sale of subscriptions in 1997.

COST OF REVENUES

For the year ended September 30, 1997, the Company incurred $228,597 in costs associated with barter transactions, commissions and royalties, of which $163,390 represented barter transaction expenses. For the year ended September 30, 1996, the Company incurred $7,000 in cost of revenues. There can be no assurance that the Company will be able to generate sufficient revenues, advertising or otherwise, to cover its costs of revenues. The failure to generate sufficient revenues in order to cover its costs of revenues will result in continued losses and will have a material adverse effect on the Company's business, financial condition and operating results.

OPERATING EXPENSES


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Advertising and Marketing. Advertising and marketing expenses consist primarily of public relations, travel and costs of marketing literature. Advertising and marketing expenses incurred by the Company for the years ended September 30, 1997 and September 30, 1996 were $102,042 and $14,255, respectively. The Company did not incur any advertising and marketing expenses for the period from inception to September 30, 1995. The increase in advertising and marketing expenses for the year ended 1997 is primarily due to hiring of sales and marketing personnel and the launching of the launching of the new WebSites. The Company intends to significantly increase its advertising and marketing expenses in future periods.

Product Development. Product development expenses consist of expenses incurred by the Company in the development and creation of its Internet sites and product offerings. Product development expenses include compensation and related expenses, costs of computer hardware and software, and the cost of acquiring, designing, and developing Internet technologies, products and services. All of the costs incurred to date in connection with the development of the Company's Internet sites have been expensed. Product development expenses incurred by the Company for the years ended September 30, 1997 and 1996 were $612,923 and $163,408, respectively. For the period from inception to September 30, 1995, the Company incurred $3,818 in product development expenses. The increase in product development expenses in 1997 is the result of the increased staff required to develop and enhance the Company's WebSites. The Company believes that significant investments in enhancing its Internet sites and product offerings will be necessary to be competitive. As a result, the Company may continue to incur, or increase the level of, product development expenses.

General and Administrative. General and administrative expenses consist primarily of compensation not otherwise attributable to development expenses, rent expense, fees for professional services and other general expenses. General and administrative expenses incurred by the Company for the years ended September 30, 1997 and 1996 were $1,602,791 and $329,594, respectively. General and administrative expenses for the period from inception to September 30, 1995 was $13,635. The increase in general and administrative expenses is due to the increase in personnel, professional services and the relocation to new facility. The Company expects general and administrative expenses to significantly increase in future periods as a result of, among other things, the additional costs of being a public company.

Interest Income. The increase in interest income is due to the funds available for investment as a result of the Company's initial public offering. Interest income for the year ended September 30, 1997 and 1996 was $261,511 and $11,818, respectively. The Company did not earn any interest income in the period from inception to September 30, 1995.

Income Taxes. The Company has not recorded an income tax expense because it has incurred net operating losses since its inception. As of September 30, 1997, the Company had Federal net operating loss carry forwards of approximately $2,258,754. The Federal net operating loss carry forwards will expire beginning in 2011 if not utilized. Utilization of the net operating losses and credits may be subject to a substantial annual limitation due to the ownership change limitations provided in the Internal Revenue Code of 1986, as amended, and similar state provisions. See Note 3 of Notes to Financial Statements.


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LIQUIDITY AND CAPITAL RESOURCES

At September 30, 1997, the Company's principal source of liquidity was $10,926,781 in cash and cash equivalents derived primarily from the Company's initial public offering in April and May 1997, in which it issued 1,840,000 shares of its Common Stock to the public at a price of $8.00 per share. The Company received approximately $12.8 million in cash, net of underwriting discounts, commissions and other offering costs. As of September 30, 1997, the Company also had a $750,000 revolving line of credit with a commercial bank, which on December 13, 1997 was amended to a $1,000,000 revolving line of credit that expires on December 13, 1998. All borrowings under such line of credit accrue interest at such bank's prime annual lending rate. As of September 30, 1997, no borrowings were outstanding under this line of credit. The Company has primarily financed its operations through the sale of equity securities.

Capital expenditures were $481,463 and $306,310 for the year ended September 30, 1997 and the period from inception through the year ended September 30, 1996, respectively. The Company has no material commitments for capital expenditures other than approximately $100,000 relating to the purchase of computer hardware and software. The Company anticipates a substantial increase in its capital expenditures in 1998 consistent with its anticipated growth.

The Company currently believes that available funds, cash flows expected to be generated from operations, if any, and the existing line of credit will be sufficient to fund its working capital and capital expenditures requirements for at least the next twelve months. Thereafter, the Company may need to raise additional funds. The Company's ability to grow will depend in part on the Company's ability to expand and improve its Internet operations, expand its advertising and marketing efforts, expand and improve its Internet user support capabilities and develop new Internet-based products and services. In connection therewith, the Company may need to raise additional capital in the foreseeable future from public or private equity or debt sources in order to finance such possible growth. In addition, the Company may need to raise additional funds in order to avail itself to unanticipated opportunities (such as more rapid expansion, acquisitions of complementary businesses or the development of new products or services), to react to unforeseen difficulties (such as the loss of key personnel or the rejection by Internet users or potential advertisers of the Company's Internet products and services) or to otherwise respond to unanticipated competitive pressures. If additional funds are raised through the issuance of equity securities, then the percentage ownership of the Company's then existing stockholders will be reduced, stockholders may experience additional and significant dilution and such equity securities may have rights, preferences or privileges senior to those of the Company's Common Stock. There can be no assurance that additional financing will be available on terms acceptable to the Company or at all. If adequate funds are not available or are not available on terms acceptable to the Company, the Company may be unable to implement its business, sales or marketing plan, respond to competitive forces or take advantage of perceived business opportunities, which could have a material adverse effect on the Company's business, financial condition and operating results.

YEAR 2000 RISKS

Many currently installed computer systems and software products are coded to accept only two-digit entries in the date code field and cannot distinguish 21st century dates from 20th century dates. These date code fields will need to distinguish 21st century dates from 20th century dates and, as a result, many companies software and computer systems may need to be upgraded or replaced in order to comply with such "Year 2000" requirements.

State of Readiness
The Company has completed its assessment of all current versions of its information technology systems and believes they are year 2000 compliant. The supplier of the Company's current financial and accounting software has informed the Company that such software is year 2000 compliant. The Company has been informed by its financial institutions that they are in the process of making their information


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systems year 2000 compliant, and that this process will be complete by the beginning of 1999.

Costs
To date, the Company has not incurred any material expenditures in connection with identifying or evaluating year 2000 compliance issues. Most of its expenses have related to the retention of an outside consultant to evaluate the Company's financial and software, and the opportunity cost of time spent by employees of the Company evaluating this software and year 2000 compliance matters generally. Although the Company is not aware of any material operational issues or costs associated with preparing its internal systems for the year 2000, there can be no assurances that the Company will not experience serious unanticipated negative consequences and/or material costs caused by undetected errors or defects in the technology used in its internal systems, which are comprised predominantly of acquired technology and the Company's own software developments. The Company believes that internally generated funds or available cash would be sufficient to cover the costs of year 2000 compliance. At this time, the Company does not possess the information necessary to estimate the potential impact of year 2000 compliance issues relating to its non-IT systems, its vendors, its customers and other parties.

Contingency Plan
As the Company is not aware of any material year 2000 compliance issues, it has not developed a year 2000-specific contingency plan. If year 2000 compliance issues are discovered, the Company will evaluate the need for one or more contingency plans relating to such issues.

FACTORS AFFECTING THE COMPANY'S BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION

Limited Operating History; Accumulated Deficit; Anticipated Losses. The Company was incorporated in February 1996 and as of September 30, 1997 had generated only $365,205 in cash revenues from advertising sales. The Company has limited operating history upon which an evaluation of the Company and its prospects can be based. The Company anticipates that advertising revenues from the Company's Internet sites will constitute substantially all of the Company's revenues, during the foreseeable future. The Company believes that its success will depend upon its ability to obtain revenues from advertising on its Internet sites, which cannot be assured. The Company's ability to generate revenues is subject to substantial uncertainty. The Company's prospects must be considered in light of the risks, expenses and difficulties frequently encountered by emerging companies in general, and specifically with respect to the new and rapidly evolving market for Internet-based products and services. To address these risks, the Company must, among other things, effectively establish, develop and maintain relationships with advertising customers, advertising agencies and other third parties, provide original and compelling products and services to Internet users, develop and upgrade its technology, effectively respond to competitive developments, attract new qualified personnel and retain existing qualified personnel. There can be no assurance that the Company will succeed in addressing such risks and the failure to do so would have a material adverse effect on the Company's business, financial condition and operating results. Additionally, the Company's lack of an extensive operating history makes prediction of future operating results difficult. Accordingly, there can be no assurance that the Company will be able to generate significant revenues or that the Company will achieve, or maintain, profitability or generate revenues from operations in the future. Since inception, the Company has incurred significant losses and, as of September 30, 1997, had an accumulated deficit of $2,268,139. The Company currently intends to increase substantially its operating expenses in order to, among other things, expand and improve its Internet operations, fund increased advertising and marketing efforts, expand and improve its Internet user support capabilities and develop new Internet technologies, products and services.

Unpredictability of Future Revenues; Potential Fluctuations in Quarterly Operating Results. As a result of the Company's extremely limited operating history and the emerging nature of the Internet, including Internet-based advertising, subscription services and electronic commerce, the Company is unable to


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forecast its expenses and revenues accurately. The Company believes that due primarily to the relatively brief time the Internet has been available to the general public, there has not yet been developed, implemented and demonstrated a commercially viable business model from which to successfully operate any form of Internet-based product and/or service business. The Company's current and future estimated expense levels are based largely on its estimates of future revenues and may increase because many of its significant operating expenses are either fixed, such as rent for office space, or subject to likely increases. Few, if any, of the Company's operating expenses can be quickly or easily reduced, such as the laying off of personnel, in a manner which would not cause a material adverse effect to the Company's business, financial condition and operating results. In addition, the Company may be unable to adjust spending in a timely manner to compensate for any unexpected expenditures; and a shortfall in actual revenues as compared to estimated revenues would have an immediate material adverse effect on the Company's business, financial condition and operating results.

The Company's quarterly operating results may fluctuate significantly as a result of a variety of factors, many of which are outside of the Company's control. For example, the Company believes that advertising sales in traditional media are generally lower in the first and third calendar quarters of each year than in the second and fourth quarters and that advertising expenditures fluctuate significantly with economic cycles. Depending on the extent to which the Internet is accepted as an advertising medium, seasonality and cyclicality in the level of advertising expenditures generally could become more pronounced for Internet-based advertising. Seasonality and cyclicality in advertising expenditures generally, or with respect to Internet-based advertising specifically, could have a material adverse effect on the Company's business, financial condition and operating results. Other factors that may adversely affect the Company's quarterly operating results include the level of use of the Internet, demand for advertising, seasonal trends in both Internet use and advertising placements, the addition or loss of advertisers, advertising budgeting cycles of individual advertisers, the level of use of the Company's Internet sites, the amount and timing of capital expenditures and other costs relating to the development, operation and expansion of the Company's Internet operations, the introduction of new Internet sites, products and services by the Company or its competitors, price competition or pricing changes in the industry, technical difficulties or system failures, general economic conditions and economic conditions specific to the Internet and Internet media. In seeking to effectively execute its operating strategy, the Company may elect from time to time to make certain advertising and marketing or acquisition decisions that could have a material adverse effect on the Company's business, financial condition and operating results. The Company believes that period to period comparisons of its operating results are not meaningful and should not be relied upon for an indication of future performance. Due to all of the foregoing factors, it is likely that in some future quarters, the Company's operating results may be below the expectations of public market analysts and stockholders. In such event, the price of the Company's Common Stock would likely be materially adversely affected.

Dependence on Advertising Revenue/Risks related to Sponsorships. The Company expects to derive substantially all of its revenues in the foreseeable future from the sale of advertising on its Internet sites. As of September 30, 1997, the Company had generated only $365,205 in cash revenues from advertising sales. Many of the Company's relationships with advertisers are terminable within a short period of time. Consequently, the Company's advertising customers may move their advertising to competing Internet sites, or from the Internet to traditional media, quickly and at relatively low costs, thereby increasing the Company's exposure to competing pressures and fluctuations in revenues and operating results. In selling Internet-based advertising, the Company will likely depend on advertising agencies, which exercise substantial control over the placement of advertising for their clients. The Company's success will depend on its ability to convince advertisers and advertising agencies of the benefits of advertising on the Company's Internet sites, and on its ability to retain, broaden and diversify its future base of advertising customers. In order to generate significant advertising revenues, the Company will depend on the development of a larger base of users of the Company's Internet sites possessing demographic characteristics attractive to advertisers. If the Company is unable to attract and retain paying advertising customers or is forced to offer lower than anticipated advertising rates in order to attract and/or retain advertising customers, the Company's business, financial condition and operating results will be


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materially adversely affected and the Company may cease to be a commercially viable enterprise.

The Company has recently entered into sponsorship arrangements with third parties to provide sponsored services and placement on the Company's Websites in addition to traditional banner advertising. In connection with these arrangements, the Company may receive sponsorship fees as well as a portion of transaction revenues received by such third party sponsors from users originated through the Company's Websites, in return for minimum levels of user impressions or "click throughs" to be provided by the Company. To the extent implemented, these arrangements expose the Company to potentially significant financial risks, including the risk that the Company fails to deliver required minimum levels of user impressions or click throughs (in which case, these agreements typically provide for adjustments to the fees payable thereunder or "make good" periods) and that third party sponsors do not renew the agreements at the end of their terms. Certain of these arrangements also require the company to integrate sponsors' content with the Company's services, which requires the dedication of resources and significant programming and design efforts to accomplish. There can be no assurance that the Company will be able to attract additional sponsors or that it will be able to renew existing sponsorship arrangements within a particular subject matter in the Company's Websites or across the Company's entire service. The inability of the Company to enter into further sponsorships or advertising arrangements as a result of its exclusivity arrangements could have a material adverse effect on the Company's business, financial condition and operating results.

Uncertain Acceptance of the Internet as an Advertising Medium; Lack of Measurement Standards. Use of the Internet by consumers is at a very early stage of development and market acceptance of the Internet as a medium for information, entertainment, commerce and advertising is subject to a high level of uncertainty. The Company believes that its success depends upon its ability to obtain significant revenues from its Internet operations, which will require the development and acceptance of the Internet as an advertising medium. The Company believes that most advertisers and advertising agencies have limited experience with the Internet as an advertising medium and neither advertisers nor advertising agencies have devoted a significant portion of their advertising budgets to Internet-related advertising to date. In order for the Company to generate advertising revenues, advertisers and advertising agencies must direct a portion of their budgets to the Internet as a whole, and specifically to the Company's Internet sites. There can be no assurance that advertisers or advertising agencies will be persuaded, or able, to allocate or continue to allocate portions of their budgets to Internet-based advertising, or if so persuaded or able, that they will find Internet-based advertising to be more effective than advertising in traditional media such as television, print or radio, or in any event decide to advertise on the Company's Internet sites. Moreover, there can be no assurance that the Internet advertising market will develop as an attractive and sustainable medium, that the Company will achieve market acceptance of its products or that the Company will be able to execute its business strategy successfully.

Acceptance of the Internet among advertisers and advertising agencies will also depend on the level of use of the Internet by consumers, which is highly uncertain, and on the acceptance of the alternative new model of conducting business and exchanging information presented by the Internet. Advertisers and advertising agencies that have invested resources in traditional methods of advertising may be reluctant to modify their media buying behavior or their systems and infrastructure to use Internet-based advertising. Furthermore, no standards to measure the effectiveness of Internet-based advertising have yet gained widespread acceptance, and there can be no assurance that such standards will be adopted or adopted broadly enough to support widespread acceptance of Internet-based advertising. If Internet-based advertising is not widely accepted by advertisers and advertising agencies, the Company's business, financial condition and operating results will be materially adversely affected and the Company may cease to be a commercially viable enterprise.

Uncertain Acceptance of the Company's Internet Products and Services. The Company's commercial viability depends in large part upon its ability to develop and provide on the Internet original and compelling products and services that will successfully attract and retain users with demographic characteristics valuable to the various advertisers and advertising agencies the Company is targeting and


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to charge users a subscription fee for access to certain portions of such products and services, such as Silicon Investor. There can be no assurance that the Company's products and services will be attractive enough to a sufficient number of Internet users to generate advertising revenues or to allow the charging of a subscription fee for certain portions thereof. There also can be no assurance that the Company will be able to anticipate, monitor and successfully respond to rapidly changing consumer tastes and preferences so as to attract a sufficient number of users to its Internet sites within the demographics desirable to advertisers and advertising agencies or those users who are otherwise willing to pay to access certain portions of the Company's products and services. Internet users can freely navigate and instantly switch among a large number of Internet sites, many of which offer competitive products and services, making it difficult for the Company to distinguish its product offerings and attract users. In addition, many other Internet sites offer very specific, highly targeted products and services that may have greater appeal than the products and services offered on the Company's Internet sites. In addition, users of the Internet who do not use the most recent browser or operating platform software will have greater difficulty in accessing and navigating the Company's Internet sites than would users who use the most recent versions of such software. Such difficulty could cause Internet users to cease using the Company's Internet sites. If the Company is unable to develop original and compelling Internet-based products and services in a manner that allows it to attract, retain and expand a loyal user base desirable to advertisers and advertising agencies or Internet users who are willing to pay to access certain portions of such Internet-based products and services, then the Company will be unable to generate sufficient advertising or subscription revenues, and its business, financial condition and operating results will be materially adversely affected and the Company may cease to be a commercially viable enterprise.

Competition. The Company competes with other Internet sites for the time and attention of consumers and for advertising and subscription revenues. Competition among Internet sites is intense and is expected to increase significantly in the future. The Company's Internet sites compete against a variety of companies that provide similar offerings through one or more media, such as print, radio, television and the Internet. To compete successfully, the Company must develop and deliver popular, original, entertaining, informative and compelling product offerings to attract Internet users and to support advertising and subscription fees. In the Company's areas of focus of search, games, and business and finance, the Company competes with various companies and Internet sites, such as America OnLine, Inc. GeoCities, c/net, Inc., Yahoo!, Excite, Inc., Infoseek Corporation, Lycos, Inc., Microsoft Corporation, Netscape Communications Corporation, SportsLine USA, Inc., Wired Ventures, Inc., and Xoom, Inc. Many, if not all, of these competitors also offer a wider range of products and services than does the Company, which products and services may be sufficiently attractive to Internet users to attract users to their services and, consequently, dissuade them from accessing the Company's Internet sites. If the Company is unable to continue to attract a significant number of Internet users to its Internet sites, the Company's business, financial condition and operating results will be materially adversely affected and the Company may cease to be a commercially viable enterprise.

Low Barriers to Entry. The market for Internet-based products and services is relatively new, intensely competitive and rapidly evolving. There are minimal barriers to entry, and current and new competitors can launch new Internet sites at a relatively low cost within relatively short time periods. In addition, the Company competes for the time and attention of Internet users with thousands of non-profit Internet sites operated by, among other persons, individuals, government and educational institutions. Existing and potential competitors also include magazine and newspaper publishers, cable television companies and start-up ventures attracted to the Internet market. Accordingly, the Company expects competition to persist and intensify and the number of competitors to increase significantly in the future. Should the Company seek in the future to attempt to expand the scope of its Internet sites and product offerings, it will compete with a greater number of Internet sites and other companies. Because the operations and strategic plans of existing and future competitors are undergoing rapid change, it is extremely difficult for the Company to anticipate which companies are likely to offer competitive products and services in the future. There can be no assurance that the Company's Internet sites will compete successfully.


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Competitive Factors. The Company believes that the competitive factors attracting Internet users include, among others, the quality of presentation and the relevance, timeliness, depth and breadth of information and services offered by the Company. With respect to attracting advertisers and advertising agencies, the Company believes that the competitive factors include, among others, the number of users accessing the Company's Internet sites, the demographics of such user base, the Company's ability to deliver focused and compelling advertising and interactivity through its Internet sites and the overall cost-effectiveness and value of advertising offered by the Company. In addition, the success of the Company's business strategy depends on the sale of future Internet advertising at premium prices, based in part on the demographic characteristics of the Company's Internet users. With respect to attracting subscription-based users in the future, the Company believes that the competitive factors include, among others, the quality, uniqueness and usefulness of the products and services provided, the price charged for such products and services and the cost and accessibility of similar products and services through the Internet or competing media. Given the intense competition among Internet sites and other media, there can be no assurance that the Company will be able to compete successfully with respect to any of these factors.

Strength of Competitors. Many, if not all, of the Company's current and potential competitors have significantly greater financial, editorial, technical and marketing resources, longer operating histories, greater name recognition, and greater experience than the Company; and also have established relationships with more advertisers and advertising agencies. Many, if not all, of such competitors may be able to undertake more extensive marketing campaigns, adopt more aggressive advertising and subscription price policies and devote substantially more resources to developing Internet-based products and services than the Company. There can be no assurance that the Company will be able to compete successfully against current or future competitors or that competitive pressures faced by the Company will not materially adversely affect the Company's business, financial condition and operating results. In addition, in response to competitive pressures, the Company may make certain pricing, business development and/or marketing decisions, or enter into acquisitions or new ventures that could have a material adverse effect on the Company's business, financial condition and operating results.

Uncertain Acceptance and Maintenance of the go2net Brand. The Company believes that establishing and maintaining the go2net brand is a critical aspect of its efforts to attract an Internet audience and that the importance of brand recognition will increase due to the anticipated increase in the number of Internet sites and the relatively low barriers to entry to providing Internet-based products and services. Promoting the go2net brand name will depend on the Company's ability to develop and deliver original and compelling Internet-based products and services, which it cannot assure. If Internet users do not perceive the Company's Internet sites to be of sufficient interest and usefulness, the Company will be unsuccessful in promoting and maintaining its brand. To the extent the Company chooses in the future to seek to expand the focus of its operations beyond providing its current Internet sites, the Company risks diluting its brand, confusing users and advertisers, and decreasing the attractiveness of its audience to advertisers. In order to attract and retain Internet users and to promote and maintain the go2net brand in response to competitive pressures, the Company may find it necessary to increase its budget for developing its products and services or otherwise to increase substantially its financial commitment to creating and maintaining a distinct brand loyalty among users. If the Company is unable to provide Internet-based products and services as described herein or otherwise fails to promote and maintain the go2net brand, or the Company incurs significant expenses in an attempt to improve its products and services or promote and maintain its brand, the Company's business, financial condition and operating results will be materially adversely affected and the Company may cease to be a commercially viable enterprise.

Expansion of Operations and Managing Potential Growth. Since its inception, the Company has grown rapidly and as of September 30, 1997 had 26 full-time employees and 10 independent contractors. This growth has placed, and is expected to continue to place, a significant strain on the Company's management, physical and capital resources. It is expected that the Company will need to hire additional key personnel in order to fully implement its business strategy. No assurance can be given as to whether, when, if ever, and under what terms the Company will be able to attract such new personnel. In order to manage such growth successfully, the Company will be required to, among other things, implement and manage its operational and financial systems on a timely basis and to train, manage and expand its growing employee base. Further, the Company's management will be required to successfully maintain relationships with various advertising customers, advertising agencies, other Internet sites and services, Internet service providers and other third parties and to maintain control over the strategic direction of the Company in a rapidly changing marketplace. There can be no assurance that the Company's current personnel, systems, procedures and quality and accounting controls will be adequate to support the Company's future operations, that management will be able to identify, hire, train, motivate or manage needed and qualified personnel, or that management will be able to identify and exploit existing and potential opportunities. If the Company is unable to effectively manage growth, the Company's business, financial condition and operating results will be materially adversely affected.

Need for Additional Capital to Finance Growth and Capital Requirements. The Company expects to seek to enhance and expand its Internet sites in order to improve its competitive position and meet the increasing demands for quality Internet-based products and services and competitive advertising and subscription pricing. The Company's ability to grow will depend in part on the Company's ability to expand and improve its Internet operations, expand its advertising and marketing efforts, expand and improve its Internet user support capabilities and develop new Internet technologies, products and services. In connection therewith, the Company may need to raise additional capital in the foreseeable future from public or private equity or debt sources in order to finance such possible growth. In addition, the Company may need to raise additional funds in order to avail itself to unanticipated opportunities (such as more rapid expansion, acquisitions of complementary businesses or the development of new products or services), to react to unforeseen difficulties (such as the loss of key personnel or the rejection by Internet users or potential advertisers of the Company's Internet-based products and services) or to otherwise respond to unanticipated competitive pressures. If additional funds are raised through the issuance of equity securities, the percentage ownership of the Company's then existing stockholders would be reduced, stockholders may experience additional and significant dilution and such equity securities may have rights, preferences or privileges senior to those of the holders of Common Stock. There can be no assurance that additional financing will be available on terms acceptable to the Company or at all. If adequate funds are not available or are not available on terms acceptable to the Company, the Company may be unable to implement its business, sales or marketing plan, respond to competitive forces or take advantage of perceived business opportunities, which could have a material adverse effect in the Company's business, financial condition and operating results.

Dependence on Key Personnel. The Company's performance is substantially dependent on the continued services of Russell C. Horowitz, John Keister, Paul
S. Phillips and the other members of its management team, as well as on the Company's ability to retain and motivate its officers and key employees. Each of Messrs. Horowitz, Keister and Phillips has entered into employment agreements with the Company. The Company maintains a $2,000,000 "key man" life insurance policy on the lives of each of Messrs. Keister and Phillips and a $5,000,000 "key man" life insurance policy on the life of Mr. Horowitz. The Company's future success also depends on its continuing ability to attract and retain highly qualified technical and managerial personnel. The development of technologies, products and services for the Company's Internet sites requires the services of highly skilled employees and independent contractors. The number of such personnel available is extremely limited and competition for such personnel among Internet and other companies is intense. There can be no assurance that the Company will be able to retain its existing employees and independent contractors or that it will be able to attract, assimilate or retain sufficiently qualified personnel in the future. The inability to attract and retain the necessary technical, managerial, design, editorial, sales and marketing personnel could have a material adverse effect on the Company's business, financial condition and operating results.

Limited Experience in Sales and Marketing of Advertising. None of the Company's senior management team has any significant experience in selling advertising on the Internet or any other medium, and few members of the Company's senior management team have any significant experience in the Internet industry. Achieving acceptance by potential advertisers and advertising agencies of the Company's Internet sites as a viable marketing forum will require the Company to develop and maintain relationships with key advertisers and advertising agencies, and there can be no assurance that any such relationships will be developed, on a timely basis or at all.

Dependence on Third Parties for Internet Operations and Content Development. The Company believes that the ability to advertise its Internet sites on other Internet sites and the willingness of the owners and operators of such sites to direct users to the Company's Internet sites through hypertext links are critical to the success of the Company's Internet operations. Other Internet sites, particularly search/index guides and other companies with strategic ability to direct user traffic, significantly affect traffic to the Company's Internet sites. There can be no assurance that the Company will establish or maintain such arrangements in the future. In addition, the Company relies on the cooperation of owners and operators of Internet sites and search/index guides in connection with the operation of the MetaCrawler Service. There can be no assurance that such cooperation will continue to be available on terms acceptable to the Company or at all. The inability of the Company to include third-party search/index guides in the MetaCrawler Service could result in the decrease in use of the MetaCrawler Service, which would have a material, adverse effect on the Company's business, financial condition and operating results. The Company's ability to develop original and compelling Internet-based products and services is also dependent on maintaining relationships with and using products provided by third party vendors. Developing and maintaining satisfactory relationships with third parties could become more difficult and more expensive as competition increases among Internet sites. If the Company is unable to develop and maintain satisfactory relationships with such third parties on terms acceptable to the Company, or if the Company's competitors are better able to leverage such relationships, the Company's business, financial condition and operating results will be materially adversely affected. In these efforts, the Company has relied, and will continue to rely substantially, on the product and service development efforts of third parties. For example, the Company relies on S&P Comstock, Dow Jones & Company. Inc., New York Stock Exchange, Inc., The Nasdaq Stock Market, Inc., News Alert, SportsTicker, Edgar Online, Reuters and Market Guide, Inc. to provide a significant portion of the information included on the Company's Internet sites. There can be no assurance the Company will maintain these relationships in the future. Any failure of these third parties to provide this information to the Company could have a material adverse effect on the Company's business, financial condition and operating results.

Dependence on Continued Growth in the Use of the Internet. Rapid growth in the use of and interest in the Internet is a recent phenomenon, and there can be no assurance that acceptance and use of the Internet will continue to develop or that a sufficient base of users will emerge to support the Company's business. Revenues from the Company's Internet operations will depend largely on the widespread acceptance and use of the Internet as a source of information and entertainment and as a vehicle for commerce in goods and services. The Internet may not be accepted as a viable commercial medium for a number of reasons, including potentially inadequate development of the necessary infrastructure, lack of timely development of enabling technologies or lack of commercial support for Internet-based advertising. To the extent that the Internet continues to experience an increase in users, an increase in frequency of use or an increase in the bandwidth requirements of users, there can be no assurance that the Internet infrastructure will be able to support the demands placed upon it. In addition, the Internet could lose its viability as a commercial medium due to delays in the development or adoption of new standards and protocols required to handle increased levels of Internet activity, or due to increased government regulation. Changes in or insufficient availability of telecommunications services to support the Internet also could result in slower response times and could adversely affect use of the Internet generally and of the Company's Internet sites in particular. If use of the Internet does not continue to grow or grows more slowly than expected, or if the Internet infrastructure does not effectively support growth that may occur, the Company's business, financial condition and operating results would be materially adversely affected.

Dependence on the MetaCrawler License. The Company and Netbot entered into a License Agreement (the "MetaCrawler License Agreement") pursuant to which Netbot has granted the Company an exclusive (subject to certain limited exceptions), worldwide license to provide the MetaCrawler Service. Netbot was acquired by Excite, Inc. in November 1997. As part of the MetaCrawler License Agreement, the Company has the exclusive right to operate, modify and reproduce the MetaCrawler Service (including, without limitation, the exclusive right to use, modify and reproduce the name "MetaCrawler" and the MetaCrawler URL in connection with the operation of the MetaCrawler Service). Netbot has licensed the MetaCrawler Service and the other intellectual property rights associated therewith from UW on an exclusive basis. The license has been granted to the Company by Netbot on an exclusive basis, but Netbot has reserved the right to use, modify, reproduce and license the MetaCrawler search engine for any purpose other than the provision of the MetaCrawler Service and the license is subject to the rights of UW to use, modify and reproduce the MetaCrawler search engine and derivatives of the MetaCrawler site to operate Internet sites for internal purposes within the UW domain and to use, modify and reproduce any of the licensed technologies for research, instructional and academic purposes. The search technology underlying the MetaCrawler Service and the MetaCrawler trademark is licensed to or owned by Netbot and sublicensed to the Company pursuant to the MetaCrawler License Agreement. A substantial portion of the traffic to the Company's Internet sites is currently derived from users of the MetaCrawler Service. Although the MetaCrawler License Agreement may be terminated by Netbot only upon a material default by the Company thereunder, the termination of the MetaCrawler License Agreement could have a material adverse effect on the Company's business, financial condition and operating results. Moreover, the termination of the License Agreement between UW and Netbot relating to Netbot's license of the MetaCrawler Service would result in the inability of the Company to continue to provide the MetaCrawler Service under the MetaCrawler License Agreement, which could have a material adverse effect on the Company's business, financial condition and operating results. In addition, any failure by the Company to continue to provide the MetaCrawler Service for any reason could have a material adverse effect on the Company's business, financial condition and operating results.

Risks of New Business Areas. The long-term success of the Company's business strategy will depend to a significant extent on the Company's ability to expand operations beyond solely relying on Internet-based advertising revenues into areas such as subscription-based products and services and electronic commerce, in addition to successfully developing new Internet sites and enhancing existing ones. There can be no assurance that the Company will be able to expand into such areas, develop and launch any new Internet sites or enhance existing ones. In addition, expansion into new business areas and new Internet sites may bring the Company into direct competition with new competitors. Any expansion of product offerings or operations, or new Internet sites developed and launched by the Company that are not favorably received by Internet users could damage the Company's reputation or the go2net brand. Expansion into new business areas or the development and launching of new Internet sites will also require significant additional expenses and programming and other resources and will strain the Company's management, financial and operational resources. Furthermore, any expansion of business areas and the developing and launching of new Internet sites, as well as the enhancement of the Company's existing Internet sites, will necessarily rely on untested business models. To date, the Company has generated limited revenues from Internet-based advertising, and there can be no assurance that the Company will be able to generate revenues from these sources in the future. The Company's failure to expand its business operations or develop and launch new Internet sites in a cost effective and timely manner could have a material adverse effect on the Company's business, financial condition and operating results.

From time to time, the Company may entertain new business opportunities and ventures in a broad range of areas. For example, the Company has acquired Silicon Investor and Hypermart. Typically, such opportunities require extended negotiations, the outcome of which cannot be predicted. If the Company were to enter into such a venture, the Company could be required to invest a substantial amount of capital, which could have a material adverse effect on the Company's financial condition and its ability to implement its existing business strategy. Such an investment could also result in large and prolonged operating losses for the Company. Further, such negotiations or ventures could place additional, substantial burdens on the Company's management personnel and its financial and operational systems. There can be no assurance that such a venture would ever achieve profitability, and a failure by the Company to recover the substantial investment required to launch and operate such a venture would have a material adverse effect on the Company's business, financial condition and operating results.

Risks of Technological Change. The market for Internet-based products and services is characterized by rapid technological developments, frequent new product introductions and evolving industry standards. The emerging character of these products and services and their rapid evolution will require that the Company continually improve the performance, features and reliability of its Internet-based products and services, particularly in response to competitive offerings. There can be no assurance that the Company will be successful in responding quickly, cost effectively and sufficiently to these developments. In addition, the widespread adoption of new Internet technologies or standards could require substantial expenditures by the Company to modify or adapt its Internet sites and services and could fundamentally affect the character, viability and frequency of Internet-based advertising, either of which could have a material adverse effect on the Company's business, financial condition and operating results. In addition, new Internet-based products, services or enhancements offered by the Company may contain design flaws or other defects that could require costly modifications or result in a loss of consumer confidence, either of which could have a material adverse effect on the Company's business, financial condition and operating results

Capacity Constraints and System Disruptions. The satisfactory performance, reliability and availability of the Company's Internet sites and its computer network infrastructure are critical to attracting Internet users and maintaining relationships with advertising customers. The Company's Internet-based advertising revenues will be directly related to the number of advertisement impressions delivered by the Company. System interruptions that result in the unavailability of the Company's Internet sites or slower response times for users would reduce the number of advertisements delivered and reduce the attractiveness of the Company's Internet sites to users and advertisers. The Company may experience periodic systems interruptions from time to time in the future. Additionally, any substantial increase in traffic on the Company's Internet sites may require the Company to expand and adapt its computer network infrastructure. The Company's inability to add additional computer software, hardware and bandwidth to accommodate increased use of its Internet sites may cause unanticipated system disruptions and result in slower response times. There can be no assurance that the Company will be able to expand its computer network infrastructure on a timely basis to meet increased use. Any system interruptions or slower response times resulting from the foregoing factors could have a material adverse effect on the Company's business, financial condition and operating results. The Company is dependent on third parties for uninterrupted Internet access. In addition, the Company is dependent on various third parties for substantially all of its news and information. Loss of such services from any one or more of such third parties may have a material adverse effect on the Company's business, financial condition and operating results. No assurance can be given as to whether, or on what terms, the Company would be able to obtain such services from other third parties in the event of the loss of any of such services.

The Company's Internet operations are vulnerable to interruption by fire, earthquake, power loss, telecommunications failure and other events beyond the Company's control. There can be no assurance that interruptions in service will not materially adversely affect the Company's operations in the future. While the Company carries business interruption insurance to compensate the Company for losses that may occur, there can be no assurance that such insurance will be sufficient to provide for all losses or damages incurred by the Company.

Liability for Internet Content; Government Regulations. As a publisher and a distributor of content over the Internet, the Company faces potential liability for defamation, negligence, copyright, patent or trademark infringement and other claims based on the nature and content of the materials that it publishes or distributes. In addition, the Company could be exposed to liability with respect to the content or unauthorized duplication of material indexed in its search services. Although the Company carries liability insurance, the Company's insurance may not cover potential claims of this type or may not be adequate to indemnify the Company for all liability that may be imposed. Any imposition of liability that is not covered by insurance or is in excess of insurance coverage could have a material adverse effect on the Company's business, financial condition and operating results.

Although there are currently few laws and regulations directly applicable to the Internet, it is possible that new laws and regulations will be adopted covering issues such as, among other things, access, obscene or indecent communications and the pricing, characteristics and quality of Internet products and services. As a provider of Internet-based products and services, the Company is subject to the provisions of existing and future federal and local legislation that could be applied to the Company's operation. Such legislation could also dampen the growth of the Internet generally and decrease the acceptance of the Internet as an advertising medium, and could, thereby, have a material adverse effect on the Company's business, financial condition and operating results.

Liability for Information Retrieved From the Internet. Materials may be printed from or downloaded into users' computers from the Internet-based services provided by the Company or from the Internet access or information providers with whom the Company has a relationship. Given that materials may be subsequently distributed to third parties, without the Company's knowledge or consent, there is a potential that claims will be made against the Company for defamation, negligence, copyright or trademark infringement or other theories based on the nature and content of such materials. Such claims have been brought, and successfully pressed, against Internet-based services in the past. Although the Company carries liability insurance, the Company's insurance may not cover potential claims of this type, or may not be adequate to indemnify the Company for all liability that may be imposed. Any imposition of liability that is not covered by insurance or is in excess of insurance coverage would have a material adverse effect on the Company's business, financial condition and operating results.

Security Risks. The Company has instituted certain security measures designed to protect its Internet sites and other operations from unauthorized use and access. Such measures cannot guarantee complete security, however, and a party who is able to circumvent the Company's security measures could misappropriate proprietary information or cause interruptions in the Company's Internet operations. The Company may be required to expend significant capital and resources to protect against the threat of such security breaches or to alleviate problems caused by such breaches. Concerns over the security of Internet transactions and the privacy of users may also inhibit the growth of the Internet generally, particularly as a means of conducting commercial transactions. To the extent that activities of the Company or any third party contractors involve the storage and transmission of proprietary information, such as computer software or credit card numbers, security breaches could expose the Company to a risk of loss or litigation and possible liability. There can be no assurance that contractual provisions attempting to limit the Company's liability in such areas will be successful or enforceable, or that parties will accept such contractual provisions as part of the Company's agreements.

Dependence on Licensed Technology; Protection of Intellectual Property. The Company is dependent upon obtaining existing technology related to its operations. To the extent new technological developments are unavailable to the Company on terms acceptable to it or if at all, the Company may be unable to continue to execute its business plan and its business, financial condition and operating results would be materially adversely affected.

The success of the Company is dependent upon its ability to protect and leverage the value, if any, of its original Internet technologies, software, content and its trademarks, trade names, service marks, domain names and other proprietary rights it either currently has or may have in the future. The Company has filed service marks for its logo and name, as well as for the names of each of its sites. In addition, given the uncertain application of existing copyright and trademark laws to the Internet, there can be no assurance that existing laws will provide adequate protection for the Company's technologies, sites or domain names. Policing unauthorized use of the Company's technologies, content and other intellectual property rights entails significant expenses and could otherwise be difficult or impossible to do given, among other things, the global nature of the Internet.

From time to time, the Company may be subject to legal proceedings and claims in the ordinary course of business, including claims of alleged infringement of the trademarks and other intellectual property of third parties by the Company or its licensees. Such claims, even if not meritorious, could result in the expenditure of significant financial and managerial resources. The Company is not currently aware of any legal proceedings or claims that the Company believes will have, individually or in the aggregate, a material adverse effect on the Company's business, financial condition and operating results.

Risks Associated with Potential Acquisitions. The Company may in the future pursue acquisitions of companies, technologies or other assets. Future acquisitions may result in the potentially dilutive issuance of equity securities, the incurrence of debt, the write-off of in-process research and development or software acquisition and development costs, and the amortization of expenses related to goodwill and other intangible assets, any of which could have a material adverse effect on the Company's business, financial condition, results of operations and cash flow. Future acquisitions would involve numerous additional risks, including difficulties in the assimilation of the operations, services, products and personnel of the acquired company, the diversion of management's attention from other business concerns along with the risks involved in entering markets in which the Company has little or no experience. As of the date of this Report, the Company does not have any commitments, agreements or understandings with regard to any material acquisition.

Susceptibility to General Economic Conditions. The Company's business, financial condition and operating results will be subject to fluctuations based upon general economic conditions. If there were to be a general economic downturn or a recession, however slight, then the Company expects that business entities, including the Company's advertisers and potential advertisers, could substantially and immediately reduce their advertising and marketing budgets. In addition, the Company's ability to charge subscription fees for access to certain portions of its Internet sites or to engage in commerce via the Internet would be adversely affected, thereby resulting in a material adverse effect on the Company's business, financial condition and operating results.